UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2005

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

______________________________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On June 13, 2005, PacifiCorp issued $300.0 million of its 5.25% Series of First Mortgage Bonds due June 15, 2035.

PacifiCorp intends to use the proceeds for the reduction of short-term debt.

The Underwriting Agreement among PacifiCorp and the several underwriters of the First Mortgage Bonds dated June 8, 2005, and the Eighteenth Supplemental Indenture to PacifiCorp’s Mortgage and Deed of Trust, between PacifiCorp and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as Trustee, which relates to the First Mortgage Bond issuance and is dated as of June 1, 2005, are attached as exhibits under Item 9.01.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

1. Underwriting Agreement dated June 8, 2005.

4. Eighteenth Supplemental Indenture, dated as of June 1, 2005, to PacifiCorp’s Mortgage and Deed of Trust Dated as of January 9, 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
	By	/s/ Andrew P. Haller

Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary
Date: June 14, 2005